Filed in the Office of	Business Number E0480682008-2
FVAguilar Secretary of State State Of Nevada	Filing Number 20233717537
	Filed On 12/27/2023 8:38:00 AM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Transportation and Logistics Systems, Inc. Entity or Nevada Business Identification Number (NVID): E0480682008-2
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000,000 shares Common Stock, par value $0.001 per share, and 10,000,000 shares Preferred Stock, par value $0.001 per share.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 8,000,000 shares Common Stock, par value $0.001 per share, and 1,000,000 shares Preferred Stock, par value $0.001 per share.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One share of Common Stock shall be issued for each 6,250 shares, and one shares of Preferred Stock shall be issued for each 10 shares.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares shall be issued in connection with the change but shall be rounded up to the nearest whole number,
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 01/01/2024 Time: 12:00 AM (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X /s/ Sebastian Giordano — Signature of Officer Chief Executive Office — Title 12/19/2023 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

CERTIFICATE OF CHANGE
TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Pursuant to the provisions of Chapter 78.209 of the Nevada Revised Statutes (the "**Nevada Corporations Act**"), the undersigned corporation adopts the following Certificate of Change to the Amended and Restated Articles of Incorporation of the corporation.

1. **NAME OF CORPORATION.** The name of the corporation is Transportation and Logistics Systems, Inc. (the "**Corporation**").

2. **CURRENT AUTHORIZED SHARES:** The current number of authorized shares and the par value of each class or series of shares before the change is as follows:

> The Corporation is authorized to issue two classes of stock to be designated, respectively, "**Common Stock**" and "**Preferred Stock**." The total number of shares that the Corporation is authorized to issue is 50,010,000,000 shares. 50,000,000,000 shares shall be Common Stock, par value $0.001 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.001 per share.

3. **AUTHORIZED SHARES AFTER CHANGE:** The number of authorized shares and the par value of each class or series of shares after the change is as follows:

> The Corporation is authorized to issue two classes of stock to be designated, respectively, "**Common Stock**" and "**Preferred Stock**." The total number of shares that the Corporation is authorized to issue is 9,000,000 shares. 8,000,000 shares shall be Common Stock, par value $0.001 per share, and 1,000,000 shares shall be Preferred Stock, par value $0.001 per share.

4. **ISSUANCE:** Each six thousand two hundred fifty (6,250) shares of Common Stock issued and outstanding immediately prior to the change shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, and each ten (10) shares of Preferred Stock issued and outstanding immediately prior to the change shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Preferred Stock.

5. **FRACTIONAL SHARES:** No fractional shares shall be issued in connection with the change but shall be rounded up to the nearest whole number.

6. **STOCKHOLDER APPROVAL.** The required approval pursuant to Chapter 78.209 of the Nevada Corporations Act has been obtained.

7. **EFFECTIVE DATE OF FILING.** This Certificate of Change to the Amended and Restated Articles of Incorporation shall be effective on January 1, 2024.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Change to the Amended and Restated Articles of Incorporation as of December 19, 2023.

Sebastian Giordano
Sebastian Giordano
Chief Executive Officer